Exhibit 99.1


                                Power of Attorney

         The undersigned, Lucent Technologies Inc. Master Pension Trust ("Lucent"), does hereby make, constitute and appoint each of Patrick Swearingen, Alan Hsia, Eli Krupnik and Imelda Tuason, each of whom is an officer of Energy Trust LLC, and each of whose address is Energy Trust LLC, 551 5th Ave. 37th Floor, New York, NY 10176, acting severally, as its true and lawful attorneys-in-fact, for it and in its name, place and stead (i) to execute on behalf of Lucent and cause to be filed and/or delivered, any number, as appropriate, of original, copies or electronic filings of any forms (including, without limitation, Securities and Exchange Commission Forms 3, 4 and 5) required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder in connection with Lucent's ownership of common units of Dorchester Minerals, L.P. and (ii) generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in a all respects as if the undersigned could do if personally present. This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, this 16th day of February, 2005.


                                 LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST

                                 By:  Mellon Trust of New England, N.A.,
                                      solely in its capacity as Trustee for the
                                      Lucent Technologies Inc. Master Pension
                                      Trust, (as directed by the Investment
                                      Fiduciary), and not in its individual
                                      capacity

                                      By:  /s/ Carole Bruno
                                           ------------------------------------
                                           Name:   Carole Bruno
                                           Title:  Authorized Signatory